UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIRGIN AMERICA INC.

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Filed by Virgin America Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Virgin America Inc.
Commission File No.: 001-36718

The following frequently asked questions and answers were released by Virgin America Inc. (“Virgin America”) at www.virginamerica.com/cms/news/virgin-america-merger-with-alaska-airlines on April 4, 2016.

Virgin America merger with Alaska Airlines

Monday, 04/04/2016

On April 4 2016, Virgin America announced that it has agreed to be acquired by Alaska Airlines. We believe that by joining two West-Coast based airlines known for their focus on customer loyalty and operational excellence, we will create a stronger and more competitive airline – and one that offers even more destinations and flights for travelers.

What does the merger mean for guests – and when will we begin to see changes?

In the short-term it will be business as usual and as we go forward, we expect that it will be business even better than usual. If you have an upcoming flight with Virgin America, there are no changes to your travel plans.

An airline merger is a complex process that takes some time to complete. For the next several months, until the transaction is officially approved by shareholders and regulators, it will be business as usual and Virgin America and Alaska will continue to operate as independent airlines.

We will each maintain separate websites, separate guest service teams and distinct frequent flyer programs. If you book a Virgin America flight, you will fly on Virgin America. In short, there will be no immediate changes in what you have come to expect from our award-winning booking experience on virginamerica.com, our product or our guest service.

Why is Virgin America merging with Alaska Airlines?

Although we are proud to have built a successful airline with such a loyal guest following, the fact is we are operating in an increasingly consolidated industry, and we believe by joining forces with Alaska, we will create a stronger foundation for growth and competitiveness.

Today, just four airlines control more than 80% of the U.S. market. By combining with Alaska – an airline that, like us, has a strong position on the West Coast, a history of operational excellence, and a guest- and employee-focused culture – we are not only creating the best airline in North America, but one with the size and market share necessary to compete in this consolidated environment.

Nearly nine years ago, we set out to build an airline from the ground up with guests like you in mind. Through this merger with Alaska we can continue to deliver on that brand promise.

The merger will significantly expand flying options across an expanded network of over +125 destinations in North America.

Why now?

The airline industry has changed dramatically in the past few years and just four airlines control more than 80% of the U.S. market – which increased pressure on smaller carriers, even successful ones like ours.

We believe that by joining forces with an airline that, like us, has a strong position on the West Coast, a history of operational excellence, and an employee and guest-focused culture, we will create a stronger and more competitive airline with a larger network and expanded flying options for our guests.

Merging these two strong companies now will allow the combined airline to enjoy a much stronger competitive position and an even better flying experience across a much larger combined network.

What does the merger mean for Elevate members?

In the short-term it will be business as usual and as we go forward we expect that it will be business even better than usual.

The Elevate program will remain fully in effect until the merger is approved by shareholders and regulators, which we expect to take several months. We will be providing updates and details on program integration as we move closer to completing the transaction.

Following closing of the transaction, Alaska will welcome Virgin America’s more than 4 million Elevate loyalty program members into its Mileage Plan(tm), ranked #1 by U.S. News and World Report. Mileage Plan members can redeem award miles for travel to more than 900 destinations worldwide, rivaling global alliances. Alaska is committed to ensuring that loyalty members of both airlines will maintain the same high-value rewards they’ve come to enjoy in both programs – with access to an even larger network.

We will be sharing additional details in the months to come, but in the meantime you can find more information about your Elevate benefits, Alaska’s Mileage Plan program, and the combined carriers’ larger network at flyingbettertogether.com

Will there be any change to Virgin America’s flight network?

There will be no immediate changes to our network, destinations or flight schedules. Post-integration, the combined company will finalize its full route network – but in short, the combined airline will serve a much broader network of more than 125 destinations across North America.

How will I know if am flying on an Alaska or Virgin America aircraft?

There will be no change in the short term – when you book on virginamerica.com or via our Contact Center you will be booking a flight on Virgin America’s aircraft.

Once the airlines are combined, the overall company name will be Alaska. However, given the strengths of the Virgin America brand – including its innovative, award-winning product and its loyal following of frequent flyers on the West Coast, Alaska will explore how best to leverage the strength of the brand in the combined company during the integration process.

The following frequently asked questions and answers were released by Virgin America Inc. (“Virgin America”) at www.virginamerica.com/cms/news/virgin-america-merger-with-alaska-airlines on April 7, 2016.

How does the merger process work and what does that mean for Elevate members in the short or long term?

An airline merger is a lengthy process that typically takes years – not months – to complete. The transaction itself is subject to approval by regulators, Virgin America shareholders and other conditions – a process that typically takes upwards of six months or more. Beyond that, the process to merge the two airlines into a single carrier typically takes an additional 1-2 years.

Until the transaction closes there will be no immediate changes to our flight schedules, the Virgin America product and guest experience, Elevate Status levels or your ability to earn and redeem points. We will continue to operate as entirely separate airlines – with separate frequent flyer programs.

Beyond that, at the point that the Virgin America Elevate program is merged into the Alaska Airlines Mileage Plan™ program, there will be no disruption to your rewards. Both airlines will ensure that your Points balance and Status level will be reflected in Alaska Airline’s award-winning Mileage Plan.

This means that you can continue to fly on Virgin America and accrue Elevate Points now until the airlines are combined, and be assured that all of your Points – whether earned prior to or after the transaction announcement – will be reflected in the Alaska Airlines Mileage Plan™ program. When the programs are combined, Elevate members will be able to use their Status levels and earned Points across a significantly expanded network – including 114 destinations in North America and 900 global destinations through Alaska’s Airlines’ robust network of international partners. Virgin America and Alaska Airlines will keep you updated on the integration of the programs in the months ahead.

What happens to my Elevate Status level?

First, nothing will happen to your Status level in the short term. The transaction itself is subject to approval by regulators, Virgin America shareholders and other conditions – a process that typically takes upwards of six months. So in short, during that time, there will be no changes to your Elevate Status levels, the award-winning product and guest experience you’ve come to expect from Virgin America or your ability to earn and redeem points. During that time, the Elevate program will continue to operate independently. Beyond that, the process to merge the airlines into one typically takes an additional 1-2 years. At the point when the Virgin America Elevate program is merged into the Alaska Airlines Mileage Plan™ program, there will be no disruption to your rewards. Alaska Airlines has assured us that your Points balance and Status level will be equitably mapped over and reflected into Alaska Airline’s award-winning Mileage Plan. This means that you can continue to fly and accrue Points now until then. And when the programs are combined, Elevate members will be able to use their Status levels and earned Points across a significantly expanded network – including 114 destinations in North America and 900 global destinations through Alaska’s Airlines’ robust network of international partners.

What happens on my next flight – should I expect an immediate change?

There will be no immediate changes to our flight schedules, the Virgin America product and guest experience, Elevate Status levels or your ability to earn and redeem points. An airline merger is a lengthy process that typically takes years – not months – to complete. First, the transaction itself is subject to approval by regulators, Virgin America shareholders and other conditions – a process that typically takes upwards of six months. Until the transaction is officially approved by shareholders and regulators, it will be business as usual and Virgin America and Alaska will continue to operate as independent airlines.

We will each maintain separate websites, separate guest service teams and distinct frequent flyer programs. If you book a Virgin America flight, you will fly on Virgin America. In short, there will be no immediate changes in what you have come to expect from our award-winning booking or flight experience. Beyond that, the process to actually merge the two airlines into one is typically a process that takes an additional 1-2 years. So you are not likely to see major changes to your flying experience for at least 18 months.

After the airlines are combined, what benefits will Elevate members have through the Alaska Airlines Mileage Plan?

At the point when the Virgin America Elevate program is merged into the Alaska Airlines Mileage Plan™ program, there will be no disruption to your rewards. Alaska Airlines has assured us that your Points balance and Status level will be mapped over and reflected into Alaska Airline’s award-winning Mileage Plan. This means that you can continue to fly and accrue Points now until then. When the programs are combined, Elevate members will be able to use their Status levels and earned Points across a significantly expanded network – including 114 destinations in North America and 900 global destinations through Alaska’s Airlines’ robust network of international partners. Some further benefits offered through Alaska Airline’s Mileage Plan include:

Alaska Airlines’ Mileage Plan has been ranked the #1 airline rewards program by U.S. News and World Report for the past two years (link to http://travel.usnews.com/rankings/travel-rewards/).

Alaska Mileage Plan members can earn and redeem miles on Alaska Airlines and with more than 16 partners to over 900 destinations worldwide.

Alaska Airlines’ Mileage Plan Miles don’t expire for 24 months after last earn or burn activity.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.